SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Advanced Viral Research Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	59-2646820

(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

200 Corporate Boulevard South, Yonkers, New York	10701

(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement number to which this form relates, if applicable: n/a

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.00001 par value

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

     Advanced Viral Research Corp. (the “Registrant”) hereby incorporates by reference the description of its common stock to be registered hereunder contained under the heading “Description of Securities” in the prospectus dated February 17, 2004 filed with the Securities and Exchange Commission as part of the Registrant’s Registration Statement on Form S-1 (File No. 333-112296).

Item 2. Exhibits.

Exhibit Number		Description of Document

3.1	—	Certificate of Incorporation of the Registrant incorporated by reference to exhibit of the same number to the Registration Statement on Form S-18, File No. 33-2262-A, filed with the Securities and Exchange Commission on February 12, 1988.

3.2	—	Bylaws of the Registrant incorporated by reference to exhibit of the same number to the Registration Statement on Form S-1, as amended, File No. 33-33895, filed with the Securities and Exchange Commission on March 19, 1990.

3.3	—	Amendment to Certificate of Incorporation of the Registrant incorporated by reference to exhibit of the same number to the Registration Statement on Form S-18, File No. 33-2262-A, filed with the Securities and Exchange Commission on February 12, 1988.

4.1	—	Specimen Stock Certificate incorporated by reference to exhibit of the same number to the Registration Statement on Form S-18, File No. 33-2262-A, filed with the Securities and Exchange Commission on February 12, 1988.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVANCED VIRAL RESEARCH CORP. (Registrant)
Date: April 29, 2005	By:	/s/ Elma Hawkins, PhD
Elma Hawkins, PhD
President and Chief Executive Officer

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